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Exhibit 99.2

LETTER OF TRANSMITTAL

TO TENDER

OUTSTANDING 5.875% SENIOR NOTES DUE 2016

OF

PLAINS ALL AMERICAN PIPELINE, L.P.
AND
PAA FINANCE CORP.

PURSUANT TO THE EXCHANGE OFFER AND PROSPECTUS
DATED                        , 200

          THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                        , 200    (THE "EXPIRATION DATE"), UNLESS THE EXCHANGE OFFER IS EXTENDED BY THE ISSUERS.

The Exchange Agent for the Exchange Offer is:

Wachovia Bank, National Association
Corporate Actions - NC1153
1525 West W. T. Harris Blvd. - 3C3
Charlotte, North Carolina 28288
Attention: Carrie Garris

        If you wish to exchange currently outstanding 5.875% senior notes due 2016 (the "Outstanding Notes") for an equal aggregate principal amount at maturity of new 5.875% senior notes due 2016 pursuant to the exchange offer, you must validly tender (and not withdraw) outstanding notes to the exchange agent prior to the expiration date.

        The undersigned hereby acknowledges receipt and review of the Prospectus, dated                        , 200     (the "Prospectus"), of Plains All American Pipeline, L.P. and PAA Finance Corp. (the "Issuers"), and this Letter of Transmittal (the "Letter of Transmittal"), which together describe the Issuers' offer (the "Exchange Offer") to exchange their 5.875% Senior Notes due 2016 (the "New Notes") that have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of their issued and outstanding 5.875% Senior Notes due 2016 (the "Outstanding Notes"). Capitalized terms used but not defined herein have the respective meaning given to them in the Prospectus.

        The Issuers reserve the right, at any time or from time to time, to extend the Exchange Offer at their discretion, in which event the term "Expiration Date" shall mean the latest date to which the Exchange Offer is extended. The Issuers shall notify the Exchange Agent and each registered holder of the Outstanding Notes of any extension by oral or written notice prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

        This Letter of Transmittal is to be used by holders of the Outstanding Notes. Tender of Outstanding Notes is to be made according to the Automated Tender Offer Program ("ATOP") of the Depository Trust Company ("DTC") pursuant to the procedures set forth in the prospectus under the caption "The Exchange Offers—Procedures for Tendering." DTC participants that are accepting the Exchange Offer must transmit their acceptance to DTC, which will verify the acceptance and execute a book-entry delivery to the Exchange Agent's DTC account. DTC will then send a computer generated message known as an "agent's message" to the exchange agent for its acceptance. For you to validly tender your Outstanding Notes in the Exchange Offer the Exchange Agent must receive prior to the Expiration Date, an agent's message under the ATOP procedures that confirms that:

  •
  DTC has received your instructions to tender your Outstanding Notes; and

  •
  You agree to be bound by the terms of this Letter of Transmittal.

BY USING THE ATOP PROCEDURES TO TENDER OUTSTANDING NOTES, YOU WILL NOT BE REQUIRED TO DELIVER THIS LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT. HOWEVER, YOU WILL BE BOUND BY ITS TERMS, AND YOU WILL BE DEEMED TO HAVE MADE THE ACKNOWLEDGMENTS AND THE REPRESENTATIONS AND WARRANTIES IT CONTAINS, JUST AS IF YOU HAD SIGNED IT.

SIGNATURES MUST BE PROVIDED
PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

        1.     By tendering Outstanding Notes in the Exchange Offer, you acknowledge receipt of the Prospectus and this Letter of Transmittal.

        2.     By tendering Outstanding Notes in the Exchange Offer, you represent and warrant that you have full authority to tender the Outstanding Notes described above and will, upon request, execute and deliver any additional documents deemed by the Issuers to be necessary or desirable to complete the tender of Outstanding Notes.

        3.     You understand that the tender of the Outstanding Notes pursuant to all of the procedures set forth in the Prospectus will constitute an agreement between the undersigned and the Issuers as to the terms and conditions set forth in the Prospectus.

        4.     By tendering Outstanding Notes in the Exchange Offer, you acknowledge that the Exchange Offer is being made in reliance upon interpretations contained in no-action letters issued to third parties by the staff of the Securities and Exchange Commission (the "SEC"), including Exxon Capital Holdings Corp., SEC No-Action Letter (available April 13, 1989), Morgan Stanley & Co., Inc., SEC No-Action Letter (available June 5, 1991) and Shearman & Sterling, SEC No-Action Letter (available July 2, 1993), that the New Notes issued in exchange for the Outstanding Notes pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by holders thereof without compliance with the registration and prospectus delivery provisions of the Securities Act (other than a broker-dealer who purchased Outstanding Notes exchanged for such New Notes directly from the Issuers to resell pursuant to Rule 144A or any other available exemption under the Securities Act of 1933, as amended (the "Securities Act") and any such holder that is an "affiliate" of the Issuers within the meaning of Rule 405 under the Securities Act), provided that such New Notes are acquired in the ordinary course of such holders' business and such holders are not participating in, and have no arrangement with any other person to participate in, the distribution of such New Notes.

        5.     By tendering Outstanding Notes in the Exchange Offer, you hereby represent and warrant that:

  a.
  the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the undersigned, whether or not you are the holder;

  b.
  you have no arrangement or understanding with any person to participate in the distribution of Outstanding Notes or New Notes within the meaning of the Securities Act;

  c.
  you are not an "affiliate," as such term is defined under Rule 405 promulgated under the Securities Act, of the Company, or if you are an affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

  d.
  if you are not a broker-dealer, that you are not engaged in, and do not intend to engage in, the distribution of the New Notes; and

  e.
  if you are a broker-dealer, that you will receive the New Notes for your own account in exchange for Outstanding Notes that were acquired as a result of market-making activities or other trading activities and that you acknowledge that you will deliver a prospectus in connection with any resale of such New Notes.

        6.     You may, if you are unable to make all of the representations and warranties contained in Item 5 above and as otherwise permitted in the Registration Rights Agreement (as defined below), elect to have your Outstanding Notes registered in the shelf registration statement described in the Registration Rights Agreement, dated as of August 12, 2004 (the "Registration Rights Agreement"), by

and among the Issuers, the Guarantors (as defined therein) and the Initial Purchaser (as defined therein). Such election may be made by notifying the Issuers in writing at 333 Clay Street, Suite 1600, Houston, Texas 77002, Attention: Tim Moore. By making such election, you agree, as a holder of Outstanding Notes participating in a shelf registration, to indemnify and hold harmless the Issuers, each of the directors of the Issuers, each of the officers of the Issuers who signs such shelf registration statement, each person who controls the Issuers within the meaning of either the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and each other holder of Outstanding Notes, from and against any and all losses, claims, damages or liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any shelf registration statement or prospectus, or in any supplement thereto or amendment thereof, or caused by the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; but only with respect to information relating to the undersigned furnished in writing by or on behalf of the undersigned expressly for use in a shelf registration statement, a prospectus or any amendments or supplements thereto. Any such indemnification shall be governed by the terms and subject to the conditions set forth in the Registration Rights Agreement, including, without limitation, the provisions regarding notice, retention of counsel, contribution and payment of expenses set forth therein. The above summary of the indemnification provision of the Registration Rights Agreement is not intended to be exhaustive and is qualified in its entirety by the Registration Rights Agreement.

        7.     If you are a broker-dealer that will receive New Notes for your own account in exchange for Outstanding Notes that were acquired as a result of market-making activities or other trading activities, you acknowledge by tendering Outstanding Notes in the Exchange Offer, that you will deliver a prospectus in connection with any resale of such New Notes; however, by so acknowledging and by delivering a prospectus, you will not be deemed to admit that you are an "underwriter" within the meaning of the Securities Act. If you are a broker-dealer and Outstanding Notes held for your own account were not acquired as a result of market-making or other trading activities, such Outstanding Notes cannot be exchanged pursuant to the Exchange Offer.

        8.     Any of your obligations hereunder shall be binding upon your successors, assigns, executors, administrators, trustees in bankruptcy and legal and personal representatives.

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER

  1.
  Book-Entry Confirmations.

        Any confirmation of a book-entry transfer to the Exchange Agent's account at DTC of Outstanding Notes tendered by book-entry transfer (a "Book-Entry Confirmation"), as well as Agent's Message and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at its address set forth herein prior to 5:00 P.M., New York City time, on the Expiration Date.

  2.
  Partial Tenders.

        Tenders of Outstanding Notes will be accepted only in integral multiples of $2,000. The entire principal amount of Outstanding Notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise communicated to the Exchange Agent. If the entire principal amount of all Outstanding Notes is not tendered, then Outstanding Notes for the principal amount of Outstanding Notes not tendered and New Notes issued in exchange for any Outstanding Notes accepted will be delivered to the holder via the facilities of DTC promptly after the Outstanding Notes are accepted for exchange.

  3.
  Validity of Tenders.

        All questions as to the validity, form, eligibility (including time of receipt), acceptance, and withdrawal of tendered Outstanding Notes will be determined by the Issuers, in their sole discretion, which determination will be final and binding. The Issuers reserve the absolute right to reject any or all tenders not in proper form or the acceptance for exchange of which may, in the opinion of counsel for the Issuers, be unlawful. The Issuers also reserve the absolute right to waive any of the conditions of the Exchange Offer or any defect or irregularity in the tender of any Outstanding Notes. The Issuers' interpretation of the terms and conditions of the Exchange Offer (including the instructions on the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Outstanding Notes must be cured within such time as the Issuers shall determine. Although the Issuers intend to notify holders of defects or irregularities with respect to tenders of Outstanding Notes, neither the Issuers, the Exchange Agent, nor any other person shall be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give such notification. Tenders of Outstanding Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Outstanding Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

  4.
  Waiver of Conditions.

        The Issuers reserve the absolute right to waive, in whole or part, up to the expiration of the Exchange Offer, any of the conditions to the Exchange Offer set forth in the Prospectus or in this Letter of Transmittal.

  5.
  No Conditional Tender.

        No alternative, conditional, irregular or contingent tender of Outstanding Notes will be accepted.

  6.
  Request for Assistance or Additional Copies.

        Requests for assistance or for additional copies of the Prospectus or this Letter of Transmittal may be directed to the Exchange Agent at the address or telephone number set forth on the cover page of this Letter of Transmittal. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

  7.
  Withdrawal.

        Tenders may be withdrawn only pursuant to the limited withdrawal rights set forth in the Prospectus under the caption "Exchange Offers—Withdrawal of Tenders."

  8.
  No Guarantee of Late Delivery.

        There is no procedure for guarantee of late delivery in the Exchange Offer.

        IMPORTANT: BY USING THE ATOP PROCEDURES TO TENDER OUTSTANDING NOTES, YOU WILL NOT BE REQUIRED TO DELIVER THIS LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT. HOWEVER, YOU WILL BE BOUND BY ITS TERMS, AND YOU WILL BE DEEMED TO HAVE MADE THE ACKNOWLEDGMENTS AND THE REPRESENTATIONS AND WARRANTIES IT CONTAINS, JUST AS IF YOU HAD SIGNED IT.

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2016 NOTES
  Exhibit 99.2
SIGNATURES MUST BE PROVIDED PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.
  Ladies and Gentlemen
INSTRUCTIONS FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER